STOCKHOLDERS' AGREEMENT

      This Stockholders' Agreement (this "Agreement") is made as of September 1, 2004 by and among theglobe.com, Inc., a Delaware corporation (the "Company"), Michael S. Egan, Edward Cespedes, E&C Capital Partners, LLLP, a Florida limited liability limited partnership ("E&C") Dancing Bear Investments, Inc., a Florida corporation ("Dancing Bear"), Paul Soltoff, Eric Obeck, Donald Gould, Harry Greene, and Irv and Nadine Brechner, as tenants by the entirety. Michael Egan, Edward Cespedes, E&C and Dancing Bear are collectively referred to herein as the "Existing Stockholders." Messrs. Soltoff, Obeck, Gould and Greene, together with Irv Brechner and Nadine Brechner, are collectively referred to herein as the "New Stockholders." The Existing Stockholders and the New Stockholders are collectively referred to herein as the "Stockholders."

                                    RECITALS

      WHEREAS, the Existing Stockholders are the owners and holders of an aggregate of ______________ shares of common stock, $.001 par value ("Common Stock"), of the Company;

      WHEREAS, the New Stockholders are the owners and holders of an aggregate of 14,349,900 shares of the Company's Common Stock and 143,499 shares of the Company's Series H Automatically Converting Preferred Stock, $.001 par value (the "Series H Preferred"). All such shares of Common Stock and Series H Preferred were issued to the New Stockholders in connection with that certain Agreement and Plan of Merger, dated as of the date hereof, among SendTec, Inc., a Florida corporation, SendTec Acquisition, Inc., a Florida corporation, the Company and the New Stockholders (the "Merger Agreement") (capitalized terms used and not otherwise defined herein have the meaning given to such terms in the Merger Agreement);

      WHEREAS, the Series H Preferred will automatically convert into an aggregate of 14,349,900 shares of the Company's Common Stock (the "Conversion Shares") at such time and under the circumstances set forth in the Certificate of Designation establishing the Series H Preferred;

      WHEREAS, (i) all shares of Common Stock, (ii) all shares of Series H Preferred, (iii) all Conversion Shares issued upon conversion of the Series H Preferred, (iv) each share of Common Stock that is issued to a New Stockholder upon exercise by such New Stockholder of his Earn Out Warrant, Globe Option, or any other option issued to such New Stockholder under any stock option plan or other form of incentive compensation plan now or hereafter adopted by the Company, (v) each share of Common Stock or other capital stock of the Company that is acquired by a New Stockholder pursuant to the exercise of the preemptive rights set forth in Section 6 of this Agreement, and (vi) all other shares of the Company's capital stock that are issued in addition to or in substitution or exchange for any of the foregoing during the Term of this Agreement are referred to herein as the "New Stockholder Shares;"

      WHEREAS, the New Stockholder Shares, together with all shares of the Company's capital stock that are owned by an Existing Stockholder at any time during the term of this Agreement, are collectively referred to herein as the "Shares;" and

      WHEREAS, it is a condition to the consummation of the Merger that the parties enter into this Agreement.

      NOW, THEREFORE, in consideration of the premises and intending to be legally bound, the parties agree as follows:

      1. Term of Agreement; Related Matters.

            (a) Term. The term of this Agreement (the "Term") shall expire on the first to occur of (i) the fifth (5th) anniversary of the date hereof; (ii) the date that the New Stockholders and/or their respective Related Parties (as defined below) cease to own, in the aggregate, New Stockholder Shares representing at least three percent (3%) of the issued and outstanding shares of Common Stock of the Company (as calculated pursuant to Section 1(b) below);
(iii) the date that a Change of Control (as defined in Section 1(c) below) occurs; or (iv) the date that the Existing Stockholders and/or their respective Related Parties (as defined below) cease to own, in the aggregate, at least ten percent (10%) of the issued and outstanding shares of Common Stock of the Company (as calculated pursuant to Section 1(b) below).

            (b) Calculation of Issued and Outstanding Common Stock. For purposes of determining the percentage of the issued and outstanding shares of Common Stock of the Company owned by the New Stockholders or the Existing Stockholders and/or their respective Related Parties at any given time pursuant to clauses
(ii) and (iii) of Section 1(a) above, until the Company's Series H Preferred is converted into Common Stock, the New Stockholders and each of their respective Related Parties who own any shares of Series H Preferred will be deemed to own, in the aggregate, the aggregate number of Conversion Shares issuable upon conversion of the Series H Preferred owned by them, respectively. In addition, each share of the Company's Common Stock that is issuable upon exercise of those certain warrants described on Schedule I hereto shall (to the extent any such warrant remains unexercised on the relevant day of determination) be deemed to be issued and outstanding.

            (c) For purposes of this Agreement, the following terms have the following meanings:

                  (i) "Affiliate" means (A) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; and
(B) any officer, director or partner of such other Person. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

                  (ii) "Change of Control" means: (A) the acquisition (other than from the Company) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities (other than by the Existing Stockholders and/or their respective Related Parties); (B) the closing of (a) a merger or consolidation involving the Company if the stockholders of the Company immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation; (C) the sale or other disposition of all or substantially all of the assets of the Company determined on a consolidated basis; or (D) the complete liquidation or dissolution of the Company.

                  (iii)   "Person"  means  any  natural   person,   corporation,
partnership, trust,unincorporated organization, association, limited liability company, Regulatory Authority or other entity.

                  (iv) "Related Party" means, with respect to any Person, (i) any Affiliate of such Person, or (ii) anyone who is the spouse, child, grandchild or parent of such Person.

      2. Irrevocable Proxy. In consideration of the Merger, each New Stockholder hereby irrevocably appoints and constitutes E&C as his proxy, with full power of substitution, and hereby authorizes E&C to vote (or give or withhold consent), during the Term of this Agreement, all New Stockholder Shares owned by such New Stockholder, all New Stockholder Shares controlled by such New Stockholder and all New Stockholder Shares with respect to which such New Stockholder has the right to vote, at one or more meetings of the stockholders of the Company (and/or in connection with any written consent) that may be held for any purpose prior to the expiration of this proxy; except that no such proxy will exist with respect to (i) a vote on any matter in which any Existing Stockholder or any Related Party of an Existing Stockholder is a party or a participant in a capacity other than his, her or its status as a Company stockholder or (ii) a vote pursuant to Section 6(j)(iii) hereof. EACH NEW STOCKHOLDER UNDERSTANDS AND AGREES THAT THIS PROXY IS IRREVOCABLE, MAY NOT BE REVOKED BY SUCH NEW
STOCKHOLDER, AND IS COUPLED WITH AN INTEREST. EACH NEW STOCKHOLDER ALSO UNDERSTANDS AND AGREES THAT THIS PROXY SHALL BE BINDING UPON HIS HEIRS, LEGAL REPRESENTATIVES, EXECUTORS, ADMINISTRATORS AND ASSIGNS.

      3. Right of First Refusal on Dispositions by the New Stockholders.

      (a) If, at any time during the Term, any New Stockholder proposes to sell in one or series of related transactions (a "Third Party Offer") to a single third party and/or any of such third party's Related Parties (collectively, the "Proposed Transferee") any New Stockholder Shares that, together with any New Stockholder Shares purchased or proposed to be purchased by such Proposed Transferee from one or more other New Stockholders, would result in such Proposed Transferee acquiring (or having acquired) from the New Stockholders, in one or a series of related transactions, a number of New Stockholder Shares, in the aggregate among all New Stockholders, equal to or greater than (i) 10,000,000 shares of Common Stock on a fully-diluted basis or (ii) five percent (5%) of the aggregate number of shares of Common Stock of the Company that are issued and outstanding (calculated pursuant to Section 1(b) above) on the date that the First Refusal Offer (as defined below) is made, then such New Stockholder (the "Selling Stockholder") shall submit a written offer (the "First Refusal Offer") to sell such New Stockholder Shares (the "First Refusal Shares") to the Existing Stockholders on terms and conditions, including price, not less favorable to them than those on which the Selling Stockholder proposes to sell such First Refusal Shares to the Proposed Transferee. The First Refusal Offer shall disclose the identity of the Proposed Transferee, the number of First Refusal Shares proposed to be sold, the total number of New Stockholder Shares owned by the Selling Stockholder, the terms and conditions, including price, of the proposed sale and any other material facts relating to the proposed sale. The First Refusal Offer shall further state that the Existing Stockholders may acquire, in accordance with the provisions of this Agreement, any or all of the First Refusal Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein (except that the Existing Stockholders shall have the right to substitute cash in an amount equal to the fair value of any non-cash consideration specified in the Third Party Offer). It shall be the responsibility of each New Stockholder that makes a Third Party Offer to determine whether any sales of New Stockholder Shares have been made to such Proposed Transferee by one or more other New Stockholders so as to perform accurately all calculations required hereby.

      (b) The Existing Stockholders will have the option, exercisable by written notice to the Selling Stockholder within 15 days after their receipt of the First Refusal Offer, to purchase any or all of the Selling Stockholder's First Refusal Shares for the consideration and on the terms and conditions set forth in the First Refusal Offer. Such notice of exercise shall, when taken in conjunction with the First Refusal Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such First Refusal Shares (subject to the cut-backs set forth in subsection (d) below with regard to an Existing Stockholder's right to purchase more than his Percentage, as defined below).

      (c) Each Existing Stockholder shall have the absolute right to purchase that number of First Refusal Shares equal to the number of First Refusal Shares multiplied by a fraction, the numerator of which shall be the number of Shares then owned by such Existing Stockholder on a fully-diluted basis and the denominator of which shall be the aggregate number of Shares then owned by all of the Existing Stockholders on a fully-diluted basis. The percentage amount of First Refusal Shares that each Existing Stockholder is entitled to purchase under this Section 4(c) shall be referred to as his or her "Percentage."

      (d) The Existing Stockholders shall have the right of oversubscription such that if any Existing Stockholder fails to accept the First Refusal Offer as to his, her or its Percentage, then the other Existing Stockholders shall, among them, have the right to purchase up to the balance of the First Refusal Shares not so purchased. Such right of oversubscription may be exercised by an Existing Stockholder by accepting the First Refusal Offer as to more than his, her or its Percentage. If, as a result thereof, such over-subscriptions exceed the total number of First Refusal Shares available in respect of such oversubscription privilege, the oversubscribing Existing Stockholders shall be cut back with respect to their over-subscriptions on a pro rata basis in accordance with their respective Percentages or as they may otherwise agree among themselves.

      (e) Sales of the First Refusal Shares pursuant to this Section 3 shall be made at the offices of the Company on the 30th day following the date the First Refusal Offer is accepted (or if such 30th day is not a business day, then on the next succeeding business day) or on such other date as the purchaser(s) and the New Stockholder agree. Such sales shall be effected by the delivery by the New Stockholder to the purchaser(s) of a certificate or certificates evidencing the First Refusal Shares to be purchased by such purchaser(s) (to the extent the same are certificated), duly endorsed for transfer to such purchaser(s) against payment to the New Stockholder of the purchase price therefor by such purchaser(s).

      (f) If the Existing Stockholders collectively do not communicate their desire to purchase the number of Shares equal to all of the First Refusal Shares, then the number of First Refusal Shares not being purchased by them may be sold by the New Stockholder to the Proposed Transferee, at any time within 90 days after the date the First Refusal Offer is made. Any such sale shall be at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the First Refusal Offer. Any First Refusal Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer pursuant to this
Section 3.

      4. Co-Sale Rights of the New Stockholders.

      (a) Delivery of Co-Sale Notice. At least thirty (30) days prior to any proposed sale by one or more Existing Stockholders or an Affiliate of an Existing Stockholder (for the avoidance of doubt, The Michael S. Egan Grantor Retained Annuity Trust F/B/O of each of Sarah Egan Mooney, Eliza Shenners Egan, Catherine Lewis Egan, Teague Michael Thomas Egan and Riley Martin Michael Egan shall be deemed Affiliates of Michael Egan for this purpose) (each, a "Selling Existing Stockholder") of a number of shares of Common Stock equal, in the aggregate in any calendar year, to twenty percent ("20%") or more of the number of shares of Common Stock owned, in the aggregate, among all Existing Stockholders at the beginning of such calendar year, such Selling Existing Stockholder will give written notice (a "Co-Sale Notice") to each New Stockholder setting forth the identity of the proposed purchaser, the number of shares of Common Stock proposed to be sold by the Selling Existing Stockholder (the "Co-Sale Shares"), the terms and conditions, including price, of the proposed sale and any other material facts relating to the proposed sale.

      (b) Right of Participation. Upon receipt of a Co-Sale Notice from a Selling Existing Stockholder, each of the New Stockholders may elect to participate in the contemplated sale by delivering written notice to such effect to the Selling Existing Stockholder within 30 days after the date of delivery of such Co-Sale Notice. Each of the New Stockholders who has timely made such election will be entitled to sell in the contemplated sale, at the same price and on the same terms as specified in the Co-Sale Notice, a number of shares of Common Stock equal to the total number of shares of Common Stock to be sold in the proposed transaction, multiplied by a fraction, the numerator of which is the number of shares of Common Stock owned by such New Stockholder and the denominator of which is the sum of (i) the number of shares of Common Stock owned by all New Stockholders electing to participate in the contemplated sale, plus (ii) the number of shares of Common Stock owned by the Selling Existing Stockholder. The Selling Existing Stockholder will be entitled to sell in the contemplated sale the balance of the shares of Common Stock proposed to be sold. The Selling Existing Stockholder will use commercially reasonable efforts to obtain the agreement of the prospective purchaser(s) to allow the participation of the New Stockholders in any contemplated sale of Common Stock to which the rights of the New Stockholders under this Section 4 apply and will not sell any such shares to such prospective purchaser unless such prospective purchaser allows the participation of the New Stockholders on the terms specified herein. Subject to the foregoing, the Selling Existing Stockholder may, within 90 days after the date of the Co-Sale Notice, transfer the Co-Sale Shares (reduced by the number of shares of Common Stock with respect to which any of the New Stockholders have elected to participate, if any) to the purchaser identified in the Co-Sale Notice at a price and on terms no more favorable to the Selling Existing Stockholder than specified in the Co-Sale Notice. If such sale is not consummated within such 90 day period, however, the Selling Existing Stockholder will not transfer any of the Co-Sale Shares that have not been purchased within such period without again complying with all of the provisions of this Section 4.

      (c) Certain Exceptions to Co-Sale Rights. For the avoidance of doubt, the rights of co-sale set forth in this Section 4 shall not apply (i) to any shares of Series H Preferred and (ii) to any sale, transfer or other disposition, by gift or otherwise (a "Transfer") of Common Stock by an Existing Stockholder to a Related Party of such Existing Stockholder; provided, however, that as a condition to any such Transfer, such Existing Stockholder must obtain and furnish to the Company the written acknowledgment of the Related Party whereby such Related Party approves and adopts all of the provisions of this Agreement, as the same may have been amended, and agrees to be bound by all of the provisions hereof as an "Existing Stockholder."

      5. Drag Along Rights of the Existing Stockholders.

      (a) In the event of a Major Sale or an Approved Sale (as such terms are defined below), the Existing Stockholders (with regard to a Major Sale) or the Company (with regard to an Approved Sale) will deliver twenty (20) days prior written notice thereof to the New Stockholders (which notice must contain all of the principal terms and conditions of any such Major Sale or Approved Sale, as the case may be, including without limitation the name and address of the proposed transferee(s) and the proposed amount and form of consideration and terms and conditions of payment offered by the proposed transferee(s) for each share of Common Stock). Each New Stockholder agrees that he will vote for, consent to and raise no objections to, bring a claim against or contest such Major Sale or Approved Sale. If the Approved Sale is structured as a merger or consolidation, each Shareholder will waive any dissenter's rights, appraisal rights or similar rights in connection with such merger or consolidation. If the Major Sale or the Approved Sale is structured as a sale of stock, each New Stockholder will sell all (or, with regard to a Major Sale, any portion or all) of his New Stockholder Shares on the terms and conditions approved by the Existing Stockholders. Regardless of the structure of the Approved Sale or the Major Sale, each New Stockholder agrees to execute such merger or acquisition agreement and other documents as are executed by the Existing Stockholders; provided that such agreements contain customary obligations, representations and covenants given such New Stockholder's position with the Company at the time of such Major Sale or Approved Sale, and that such agreements do not modify the New Stockholder's covenant not to compete as set forth in their respective Employment Agreements. Further, each New Stockholder agrees to take such other commercially reasonable actions in connection with the consummation of the Approved Sale or the Major Sale as are reasonably requested by the Existing Stockholders.

      (b) The obligations of the New Stockholders with respect to an Approved Sale or a Major Sale are subject to the satisfaction of the condition that upon the consummation of such transaction, each New Stockholder will receive for his Shares the same form of consideration and a pro rata portion of the total consideration paid in the Approved Sale or the Major Sale, as the case may be (based on his percentage ownership interest in the Company).

      (c) For purposes of this Section 5, the following terms have the following meanings:

            (i) "Approved Sale" means a Sale of the Company approved by the Existing Stockholders.

            (ii) "Major Sale" means an agreement entered into during the Term by one or more Existing Stockholders to sell shares of his/her/its Common Stock to an Independent Third Party or group of Independent Third Parties, which shares of Common Stock represent, in the aggregate, at the time of such agreement, fifty percent (50%) or more of the aggregate number of shares of Common Stock owned among all of the Existing Stockholders.

            (iii) "Sale of the Company" means the sale of the Company during the Term to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (A) a majority of the issued and outstanding capital stock of the Company (whether structured as a merger, consolidation or sale or transfer of stock) or (B) all or substantially all of the Company's assets determined on a consolidated basis.

            (iv) "Independent Third Party" means any person who, immediately prior to the contemplated transaction, is not a 5% Owner or a Related Party of or to such 5% Owner.

            (v) "5% Owner" means any person who owns five percent (5%) or more of the issued and outstanding capital stock of the Company on a fully-diluted basis.

      6. Preemptive Rights.

      (a) Grant of Rights. The Company hereby grants to each New Stockholder the right to purchase, pro rata, all (or any part) of any New Securities (as defined in Section 6(i) below) that the Company may, from time to time, propose to sell or issue. Each New Stockholder's pro rata share of the New Securities (its "Pro Rata Amount") for purposes of this Section 6, is equal to the ratio of (i) the number of New Stockholder Shares then held of record by such New Stockholder to
(ii) the sum of (A) the total number of shares of the Common Stock issued and outstanding as of the date of such determination, plus (B) the total number of shares of Common Stock issuable, directly or indirectly, upon exercise, conversion, or exchange of all options, warrants, notes and other derivative securities of the Company at such time (whether or not then exercisable, exchangeable or convertible).

      (b) Notice. The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange any New Securities unless the Company shall deliver to each New Stockholder a written notice of any proposed or intended issuance, sale or exchange of New Securities (the "Preemptive Offer"), which Preemptive Offer shall (i) identify and describe the New Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the New Securities to be issued, sold or exchanged, (iii) identify the persons or entities, if known, to which or with which the New Securities are to be offered, issued, sold or exchanged and (iv) offer to issue and sell to or exchange with such New Stockholder such New Stockholder's Pro Rata Amount. Each New Stockholder shall have the right, for a period of 30 days following delivery of the Preemptive Offer, to purchase or acquire, at a price and upon the other terms specified in the Preemptive Offer, the number or amount of New Securities described above. The Preemptive Offer by its terms shall remain open and irrevocable for such 30-day period.

      (c) Acceptance of Preemptive Offer. To accept a Preemptive Offer, in whole or in part, a New Stockholder must deliver a written notice to the Company prior to the end of the 30-day Preemptive Offer period, setting forth the portion of the New Stockholder's Pro Rata Amount that such New Stockholder elects to purchase (the "Notice of Acceptance").

      (d) Company Sales of Refused Securities. The Company shall have 180 days from the expiration of the period set forth in Section 6(c) above to issue, sell or exchange all or any part of such New Securities as to which a Notice of Acceptance has not been given by the New Stockholders (the "Refused Securities"), but only to the offerees or purchasers identified in the Preemptive Offer (if identified) and only upon terms and conditions that are described in the Preemptive Offer. Notwithstanding anything contained in this
Section 6 to the contrary, the Preemptive Offer need not be given prior to the purchase by the party intending to purchase the New Securities described in the Preemptive Offer; provided that (i) such Preemptive Offer is sent within five
(5) days after the sale to such party is consummated and remains open for a thirty (30) day period from the receipt thereof, (ii) the Company has set aside a number of shares sufficient to satisfy the obligations of the Company pursuant to this Section 6, and (iii) such New Securities purchased by the party intending to purchase the New Securities described in the Preemptive Offer are not considered for purposes of determining each New Stockholder's Pro Rata Amount pursuant to Section 6(a) hereof.

      (e) Reduction in Amount of Preemptive Offered Securities. In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 6(d) above), then each New Stockholder may, at its sole option and in its sole discretion, reduce the number or amount of the New Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the New Securities that the New Stockholder elected to purchase pursuant to Section 6(c) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of New Securities the Company actually proposes to issue, sell or exchange (including New Securities to be issued or sold to New Stockholders pursuant to this Section 6 prior to such reduction) and (ii) the denominator of which shall be the amount of all New Securities that the Company initially proposed to offer, sell or exchange as described in the Preemptive Offer. In the event that any New Stockholder so elects to reduce the number or amount of New Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the New Securities unless and until such securities have again been offered to the New Stockholders in accordance with Section 6(b) above.

      (f) Completion of Purchase. Upon the closing of the issuance, sale or exchange of all or less than all the Refused Securities, the New Stockholders shall acquire from the Company, and the Company shall issue to the New Stockholders, the number or amount of New Securities specified in the Notices of Acceptance, as reduced pursuant to Section 6(e) above if the New Stockholders have so elected, upon the terms and conditions specified in the Preemptive Offer. The purchase by the New Stockholders of any New Securities is subject in all cases to the preparation, execution and delivery by the Company and the New Stockholders of a purchase agreement relating to such New Securities reasonably satisfactory in form and substance to the New Stockholders and the Company.

      (g) Reservation of Rights. Any New Securities not acquired by the New Stockholders or other persons in accordance with Section 6(d) above may not be issued, sold or exchanged until they are again offered to the New Stockholders under the procedures specified in this Agreement.

      (h) Termination of Rights.  The  prohibitions  and rights provided in this
Section 6 will not apply to, and will terminate as to, any particular New Stockholder at such time as such New Stockholder and each Related Party of such New Stockholder cease to own, in the aggregate, at least twenty five percent (25%) of the shares of the aggregate number of Merger Shares issued to such New Stockholder in connection with the Merger. For purposes of this clause (h), the Conversion Shares shall be deemed to constitute Merger Shares.

      (i) "New Securities" Defined. "New Securities" means (a) any shares of Common Stock, Preferred Stock or other equity securities of the Company, whether now authorized or not; and (b) any options, warrants, convertible notes, or similar rights that are or may become convertible into or exercisable or exchangeable for, or that carry rights to subscribe for, any equity securities of the Company (each, a "Derivative Security"); provided, however, that the term "New Securities" does not include (i) securities issued pursuant to the acquisition of another Person by the Company by merger, consolidation, amalgamation, exchange of shares, the purchase of all or substantially all of the assets, or otherwise; (ii) options issued to any directors or employees of, or consultants to, the Company or its subsidiaries pursuant to any incentive stock plan or other form of incentive compensation approved by the Company's Board of Directors (whether now authorized or not) and all shares of Common Stock issued upon the exercise thereof; (iii) shares of Common Stock issued upon the exercise of or conversion of any Derivative Security that is outstanding on the date hereof; (iv) shares of Common Stock or other securities issued upon the exercise or conversion of any Derivative Security as to which the Preemptive Offer has already been made or is otherwise exempt from this Section; (v) shares of Common Stock or other capital stock issued to the Company's stockholders upon any stock split, stock dividend, combination or other similar event with respect to the Company's Common Stock or other capital stock; (vi) securities issued pursuant to the Merger Agreement or the Collateral Documents (including, without limitation, the Globe Options and the Earn Out Warrants) and shares of Common Stock that are issued upon the conversion or exercise thereof; (vii) shares of Common Stock issued upon the conversion of the Series H Preferred Stock; (viii) securities of any type issued (a) to any broker, finder or agent acting on behalf of the Company in satisfaction of commission payments (whether now due and owing or not) or (b) for services rendered to the Company at any time (including, without limitation, in connection with financing activities) and, to the extent that any such securities constitute Derivative Securities, the shares of Common Stock that are issued upon the exercise or conversion thereof; provided that such securities or Derivative Securities do not, in the aggregate, exceed one percent (1%) of the number of shares of the Company's Common Stock that are issued and outstanding on a fully diluted basis immediately prior to such issuance; and (ix) securities of any type issued to a Strategic Investor and, to the extent that any such securities constitute Derivative Securities, the shares of Common Stock that are issued upon the exercise or conversion thereof.

      (j) "Strategic Investor" Defined. "Strategic Investor" means:

                  (i) any Person that has been designated as a "strategic investor" by the holders of a majority of the then issued and outstanding New Stockholder Shares; or

                  (ii) any Person that has been resolved by a majority of a quorum of the Company's Board to constitute a "strategic investor" on the basis of such Person's (A) existing or prospective business relationship with the Company and/or its subsidiaries; (B) existing or anticipated ability to further the business objectives of the Company and/or its subsidiaries; and (C) the price per share of Common Stock purchased by such Person (and to the extent that any such securities constitute Derivative Securities, the shares of Common Stock that are issued upon the exercise or conversion thereof) is equal to at least 80% of the Fair Market Value; provided, however, that no Person may be designated as a "strategic investor" under this clause (ii) if such Person is an Affiliate of the Company, a Related Party of an Existing Stockholder, or a Person whose principal business is investing funds in third-party businesses.

      7. Lock-Up; Transfer of Shares to Related Parties.

      (a) Each New Stockholder affirms and acknowledges that, pursuant to the Merger Agreement, such New Stockholder has agreed with the Company that he may not, except (i) pursuant to Section 4 of this Agreement or (ii) for Transfers to Related Parties, during the period commencing on the Effective Date and ending on the first anniversary thereof, Transfer any New Stockholder Shares without the prior written consent of the Company. If, during such one year period or during the balance of the Term of this Agreement, a New Stockholder proposes to Transfer any New Stockholder Shares to a Related Party of such New Stockholder, then, as a condition to such Transfer, such New Stockholder must first provide to the Company, in form and substance satisfactory to the Company, (i) a written instrument executed by such New Stockholder which transfers such New Stockholder Shares to such Related Party and (ii) a written acknowledgment of the transferee/Related Party whereby such Related Party approves and adopts all of the provisions of this Agreement, as the same may have been amended, and agrees to be bound by all of the provisions hereof as a "New Stockholder."

      (b) Each Existing Stockholder agrees that during the Term of this Agreement, if an Existing Stockholder proposes to Transfer any of such Existing Stockholder's Shares to a Related Party of such Existing Stockholder, then, as a condition to such Transfer, such Existing Stockholder must first provide to the Company, in form and substance satisfactory to the Company, a written acknowledgment of the transferee/Related Party whereby such Related Party approves and adopts all of the provisions of this Agreement, as the same may have been amended, and agrees to be bound by all of the provisions hereof as a "Existing Stockholder" but only with respect to the Existing Stockholder's Shares so Transferred to the Related Party.

      8. Vote of Existing Stockholders. At any meeting of the Company's stockholders at which such stockholders shall be asked to vote upon an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock so as to enable all shares of Series H
Preferred, all Globe Options and all Earn Out Warrants to be converted or exercised, each Existing Stockholder shall vote for the approval of such amendment.

      9. Miscellaneous.

      (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered, if by hand delivery, or three business days after deposit in the mail, if mailed by registered or certified mail, postage prepaid, to the relevant addressee at its respective address set forth on Schedule II hereto, or to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed herein.

      (b) Specific Performance. The parties acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief in appropriate circumstances. Such remedy shall, however, be cumulative and nonexclusive and shall be in addition to any other remedy that such parties may have at law or in equity.

      (c) Legend. The certificates representing the Shares held by the New Stockholders and the Existing Stockholders shall bear on their face a legend substantially as follows:

                  "The shares represented by this certificate are subject to the terms and conditions of a certain Stockholders' Agreement, dated as of September ___, 2004, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

      (d) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them or any of them as to such subject matter.

      (e) Amendments. This Agreement shall not be subject to modification or amendment in any respect, except by an instrument in writing signed by the Stockholders; provided, however, that any amendment or modification affecting the rights or obligations of the New Stockholders may be made upon the written consent of each of the Existing Stockholders, on the one hand, and the New Stockholders representing a majority of the Shares owned by all New Stockholders, on the other hand.

      (f) Assignment; Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors and legal representatives.

      (g) Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

      (h) Further Assurances. Each party to this Agreement agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do such other acts and things, as may be required by law, or as may be necessary or advisable to carry out the purposes of this Agreement.

      (i) Headings, Gender and Number. The headings in this Agreement are for convenience only and in no way define, limit or otherwise affect the scope or intent hereof. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

      (j)  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (k) Non Waiver. Any party's failure to seek redress for violation of or to insist upon the strict performance of any provision of this Agreement will not prevent a subsequent act, which would originally have constituted a violation, from having the effect of an original violation.

      (l) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

      (m) Submission to Jurisdiction. Each of the parties to this Agreement irrevocably and unconditionally (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement shall be brought in the circuit court located in Broward County, Florida or the court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court located in any such suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be affected on such party by mail, as provided in this Agreement or in such other manner as may be provided under applicable laws or court rules in said state.

      (n) Prevailing Parties. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

                        [SIGNATURES APPEAR ON NEXT PAGE]

      IN WITNESS WHEREOF, the parties have executed this Stockholders' Agreement as of the date first above written.

                                   THEGLOBE.COM, INC.

                                   By /s/ Edward A. Cespedes
                                      -----------------------------

                                   Name: Edward A. Cespedes

                                   Title: President

                                   /s/ Michael S. Egan
                                   --------------------------------

                                   Michael S. Egan

                                   /s/ Edward Cespedes
                                   --------------------------------

                                   Edward Cespedes

                                   E&C CAPITAL PARTNERS, LLLP

                                   By /s/ Edward A. Cespedes
                                      -----------------------------

                                   Name: Edward A. Cespedes


                                   DANCING BEAR INVESTMENTS, INC.

                                   By /s/ Michael S. Egan
                                      -----------------------------
                                   Name: Michael S. Egan

                                   Title: CEO

                                   /s/ Paul Soltoff
                                   --------------------------------

                                   Paul Soltoff

                                   /s/ Eric Obeck
                                   --------------------------------

                                   Eric Obeck

                                   /s/ Donald Gould
                                   --------------------------------

                                   Donald Gould

                                   /s/ Harry Greene
                                   --------------------------------

                                   Harry Greene

                                   /s/ Irv Brechner
                                   --------------------------------

                                   Irv Brechner, as tenant by the entirety

                                   /s/ Nadine Brechner
                                   --------------------------------

                                   Nadine Brechner, as tenant by the entirety